EXHIBIT 16.1


                            PATENT PURCHASE AGREEMENT

This PATENT PURCHASE AGREEMENT is entered into on April 8, 2005 by and between NeoMedia Technologies, Inc., a Delaware corporation ("Purchaser"), having a place of business at 2201 Second St, Suite 402, Fort Myers, Florida 33901, and Loyaltypoint, Inc., a Delaware corporation ("Seller"), having a place of business at 3885 Crestwood Parkway, Suite 550, Duluth, GA 30096. The parties hereby agree as follows.

1.       BACKGROUND

1.1 Seller owns certain United States Letters Patents and/or applications for United States Letters Patents and/or related foreign patents and applications.

1.2 Seller wishes to sell its right, title and interest in such patents and applications to Purchaser.

1.3      Purchaser wishes to purchase such patents and applications.

2.       DEFINITIONS

2.1 "Closing Date" date means April 11, 2005 or such earlier or later date as the parties shall agree to in writing.

2.2      "Escrow Agent" means Harris Cramer LLP.

2.3      "Initial Payment" has the meaning set forth in Section 3.2.

2.4 "Licensing Revenues" shall mean all revenues, including royalties and license payments as well as litigation net proceeds, actually or constructively received by Purchaser from a third party which are in any way attributable to the Patents.

2.5 "Patents" means those patents and applications listed in Exhibit A hereto, and all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, and divisions of such patents and applications; provisional patent applications that are or will be continuations or continuations in part of such patents and applications; and foreign counterparts to any of the foregoing including without limitation utility models.

2.6      "Royalties" has the meaning set forth in Section 3.3.

3.       CLOSING, PAYMENT AND LICENSES

3.1 Initial Payment/ Escrow. On or before April 8, 2005, Purchaser shall deliver to Escrow Agent the sum of One Million Five Hundred Thousand Dollars ($1,500,000) by wire transfer (the "Initial Payment"). The Initial Payment shall be held in escrow by Escrow Agent subject to Seller's satisfaction of the conditions set forth in Section 3.2. In the event that Seller satisfies the conditions set forth in Section 3.2, Escrow agent shall release the Initial Payment to Seller. In the event that Seller fails to satisfy the conditions set forth in Section 3.2, Escrow agent shall release the Initial Payment to Purchaser. Escrow agent. shall not be liable for any action related to this Agreement, except as a result of gross negligence or willful misconduct. In the event of a dispute under this Agreement, Escrow Agent shall have the right to tender the escrowed funds to the registry of the appropriate court or disburse the escrowed funds in accordance with the court's ultimate disposition, and the undersigned shall indemnify and hold Escrow Agent harmless from and against any damages or loss in connection therewith, including, but not limited to, reasonable attorneys fees and court costs.

3.2 Delivery. On the Closing Date, Seller shall deliver to Purchaser original notarized Assignments of Patent Rights in the forms attached as Exhibit B hereto.

3.3 License Fee. As additional consideration for the transfer of the Patents, Purchaser shall pay Seller royalties equal to ten percent
         (10%) of Licensing Revenues for a period of 10 years from the Closing Date (the "Royalties"). The Royalties shall be payable to Seller in U.S dollars at the address of Seller on a quarterly basis 20 days following the end of each calendar quarter. Purchaser shall provide to Seller adequate detail reflecting the calculation of the Royalties along with each payment. Purchaser shall keep proper books and records as required to account for the Royalties, which books and records shall be subject to inspection and audit by Seller or its representatives during normal business hours with reasonable prior notice. Purchaser shall be responsible for the cost of such examination and audit if there is a discrepancy of more than 5%.

3.4 Grant-back License. As additional consideration for the transfer of the Patents, effective as of the Closing Date, Purchaser grants back to Seller a non-exclusive royalty-free non-transferable right and license under the Patents to use any products and services covered by the Patents, but only for Seller's internal business use, without any right to sublicense. For purposes of the preceding sentence, "Seller's internal business use" shall include the use by Seller, entities controlled by or under common control with Seller, and any successors to the preceding as a result of merger, reorganization, consolidation, asset sale, liquidation or similar transaction.
4.       ADDITIONAL OBLIGATIONS

4.1 Further Cooperation. Within 10 days following the Closing Date, Seller shall deliver to Purchaser all files and original documents owned or controlled by Seller (including without limitation Letters Patents) relating to the Patents. At the reasonable request of Purchaser or its designees, Seller shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby, including without limitation execution, acknowledgment and recordation of other such papers, and using commercially reasonable efforts to obtain the same from the respective inventors, as necessary or desirable for fully perfecting and conveying unto Purchaser or its designees the benefit of the transactions contemplated hereby.

5.       REPRESENTATIONS AND WARRANTIES

         Except as specifically described on Exhibit C to this Agreement, Seller hereby represents and warrants to Purchaser as follows:

5.1 Authority. Seller has the right and authority to enter into this Agreement and to carry out its obligations hereunder.

5.2 Title and Contest. Seller has good and marketable title to the Patents, including without limitation all rights, title, and interest in the Patents to sue for infringement thereof. The Patents are free and clear of all liens, mortgages, security interests or other encumbrances, and restrictions on transfer. There are no co-owners, actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Patents. There are no existing contracts, agreements, options, or commitments, or rights with, to, or in any person to acquire any of the Patents.

5.3 Existing Licenses. No rights or licenses have been granted under the Patents.

5.4 Restrictions on Rights. Purchaser or its designees will not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Patents as a result of the transaction contemplated in this Agreement, or any prior transaction related to the Patents.

5.5 Enforcement. Seller has not put a third party on notice of actual or potential infringement of any of the Patents or considered enforcement action(s) with respect to any of the Patents.

5.6 Patent Office Proceedings. None of the Patents have been or are currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding and that no such proceedings are pending or threatened.

5.7 Fees. All maintenance fees, annuities, and the like due on the Patents have been timely paid.

5.8 Consents. Seller has obtained all third party consents, approvals, and/or other authorizations required to make the assignments set forth in Exhibit B.

5.9 Validity and Enforceability. The Patents have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and Seller has not received any notice or information of any kind from any source suggesting that the Patents may be invalid or unenforceable.

6.       MISCELLANEOUS

6.1 Limitation on Consequential Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, OR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

6.2 Limitation of Liability. EITHER PARTY'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL BE THE PAYMENT OF CONSIDERATION AS REQUIRED PURSUANT TO
         SECTION 3. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

6.3 Compliance with Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties shall be subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions or requests of any such government.

6.4 Jurisdiction. Each party hereby agrees to jurisdiction and venue in the courts of the State of Georgia or the federal courts sitting therein for all disputes and litigation arising from or relating to this Agreement.

6.5 Entire Agreement. The terms and conditions of this Agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement. No amendments or modifications shall be effective unless in writing signed by authorized representatives of both parties. These terms and conditions will prevail notwithstanding any different, conflicting or additional terms and conditions which may appear on any acknowledgment or other writing not expressly incorporated into this Agreement. This Agreement may be executed in two
         (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument. The following exhibits are attached hereto and incorporated herein: Exhibit A (entitled "Patent Rights to be Assigned"); Exhibit B (entitled "Assignment of Patent Rights") and Exhibit C (entitled "Exceptions to Seller's Representations").

6.6 Notices: All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

         If to Seller                               If to Purchaser
         Loyaltypoint, Inc.                         NeoMedia, Technologies, Inc
         3885 Crestwood Parkway, Suite 550          2201 Second St, Suite 402
         Duluth, GA 30096                           Fort Myers, Florida 33901
         Attn: David M. Falgoust, Esq.,             Attn: Charles T. Jensen,
         General Counsel                            President & CEO

         Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party at such changed address.

6.7 Severability. The terms and conditions stated herein are declared to be severable. If any paragraph, provision, or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall use good faith to negotiate a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

6.8 Waiver. Failure by either party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the parties.

6.9 Assignment. The terms and conditions of this Agreement shall inure to the benefit of Purchaser, its successors, assigns and other legal representatives, and shall be binding upon Seller, its successor, assigns and other legal representatives.

6.10 Survival. The provisions of Sections 3.3, 3.4, 4.1 and 6 shall survive the closing of the purchase and sale.

6.11 Execution/ Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Signatures may be original or facsimile.


                           [INTENTIONALLY LEFT BLANK]

         In witness whereof, the parties have executed this Patent Purchase Agreement as of the Effective Date:


Loyaltypoint, Inc.                          NeoMedia Technologies, Inc.


/s/ Paul Robinson                           /s/ Charles T. Jensen
----------------------------                ------------------------------
Signature                                   Signature


Paul Robinson                               Charles T. Jensen
----------------------------                ------------------------------
Printed Name                                Printed Name



CEO                                         President & CEO
----------------------------                ------------------------------
Title                                       Title





4/8/05                                      April 7, 2005
----------------------------                ------------------------------
Date                                        Date



ESCROW AGENT:


Harris Cramer LLP


By: Daryl Cramer & Associates, P.A., Partner


By: /s/ Daryl B. Cramer
    ----------------------------------------
    Daryl B. Cramer, President


AS TO SECTION 3.1 ONLY

                                                                       Exhibit A


                          Patent Rights To Be Assigned

Patent or Application No.   Country     Filing Date           Title and Inventor(s)
---------------------------------------------------------------------------------------------
                                                       Interactive System for investigating
       US6430554B1                                       products on a network, Leigh M.
                              US       Jan. 25, 2000                Rothschild
---------------------------------------------------------------------------------------------
                                                       Interactive System for investigating
       US6651053B1            US       Aug. 28, 2000     products on a network, Leigh M.
                                                                    Rothschild
---------------------------------------------------------------------------------------------
                                                       Interactive System for investigating
   EP00 909 978.9-2201        EP       Jan. 25, 2000     products on a network, Leigh M.
                                                                    Rothschild
---------------------------------------------------------------------------------------------
                                                       Interactive System for investigating
  JP, S.N. 2000-596490        JP       Jan. 25, 2000     products on a network, Leigh M.
                                                                    Rothschild
---------------------------------------------------------------------------------------------
                                                        Method for linking a billboard or
                                                        signage to information on a global
                                                         computer network through manual
       US6675165B1            US       Aug. 28, 2000      information input or a global
                                                           positioning system, Leigh M.
                                                                    Rothschild
---------------------------------------------------------------------------------------------
                                                      System and method of linking items in
                                                       audio, visual, and printed media to
       US6766363B1            US       Aug. 31, 2000     related information stored on an
                                                        electronic network using a mobile
                                                           device, Leigh M. Rothschild
---------------------------------------------------------------------------------------------

                                                                       Exhibit B


                           ASSIGNMENT OF PATENT RIGHTS

                                   ASSIGNMENT

         WHEREAS, BarPoint.com, Inc. (now LoyaltyPoint, Inc.), a corporation of the State of Delaware, having a principal address at Lilburn, 3885 Crestwood Parkway, Duluth, Georgia 30096, "Assignor", is the owner of the entire right, title and interest in and to the following United States Patents in the United States of America:

Patent No.             Issue Date                      Title
----------             ----------                      -----

6,430,554              August 6, 2002                  INTERACTIVE SYSTEM FOR
                                                       INVESTIGATING PRODUCTS
                                                       ON A NETWORK

6,651,053              November 18, 2003               INTERACTIVE SYSTEM FOR
                                                       INVESTIGATING PRODUCTS
                                                       ON A NETWORK

6,675,165              January 6, 2004                 METHOD FOR LINKING A
                                                       BILLBOARD OR SIGNAGE TO
                                                       INFORMATION ON A GLOBAL
                                                       COMPUTER NETWORK THROUGH
                                                       MANUAL INFORMATION INPUT
                                                       OR A GLOBAL POSITIONING
                                                       SYSTEM

6,766,363              July 20, 2004                   SYSTEM AND METHOD OF
                                                       LINKING ITEMS IN AUDIO,
                                                       VISUAL, AND PRINTED MEDIA
                                                       TO RELATED INFORMATION
                                                       STORED ON AN ELECTRONIC
                                                       NETWORK USING A MOBILE
                                                       DEVICE

and the inventions disclosed therein;

         WHEREAS, NeoMedia Technologies, Inc., a corporation organized under the laws of the State of Delaware with its principal place of business located at 2201 Second Street, Fort Myers, Florida 33901, "Assignee", desires to acquire the entire right, title and interest in and to said inventions and in and to the above-identified Letters Patents of the United States;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer and set over unto Assignee, its legal representatives, successors and assigns, the entire right, title and interest in and to the above-identified Patents and the inventions disclosed therein, including any corresponding foreign patent rights and the right to sue for past infringements of said Patents, to be held and enjoyed by Assignee as fully and entirely as they would have been held and enjoyed by Assignor to the end of the term for which the above-identified Patents have been granted.

         Upon said considerations, Assignor hereby agrees with Assignee that Assignor will not execute any writing or do any act whatsoever conflicting with these presents, and that Assignor will, at any time upon request, without further or additional consideration, execute such additional assignments and other writings and do such additional acts as Assignee may deem necessary or desirable to perfect Assignee's enjoyment of this grant.


                                    BarPoint.com, Inc. (now LoyaltyPoint, Inc.)


Date:  4/11/05                      /s/ Paul Robinson
     ----------                     -------------------------------------------
                                    By: Paul Robinson
                                    Title: CEO

                               DEED OF ASSIGNMENT


Japanese Patent Application No. 2000-596490

We (I), BARPOINT.COM, INC. (now know as Loyaltypoint, Inc.), of 3885 Crestwood Parkway, Suite 550, Duluth, GA 30096 U.S.A., hereby declare that we (I) assign the entire right deriving from the above-mentioned Patent Application in Japan to NEOMEDIA TECHNOLOGIES, INC. of 2201 Second Street, Suite 402, Fort Myers, FL 3901 U.S.A. in accordance with this Deed of Assignment.


Signed at Duluth, GA

Dated this 11th day of April, 2005

BARPOINT.COM, INC. (now know as Loyaltypoint, Inc.)

Signature: /s/ Paul Robinson
           -----------------

Name (in block letters): PAUL ROBINSON
                         -------------

Title: CEO

(NO LEGALIZATION)

PATENT
UTILITY MODEL
DESIGN
TRADE MARK

                                POWER OF ATTORNEY


I, ( We) , NeoMedia Technologies, Inc. of 2201 Second Street, Suite 402, Fort Myers, FL 33901 hereby appoint and nominate Yoshiteru OSHIDA and Yoshitaka OSHIDA, Registered Patent Attorney(s) of Japan, as my (our) agent with full power of substitution and revocation, to apply for ________________________ to the Japanese Patent Office and, if necessary, to file a request for examination relating to the said application, to file a written explanation of the circumstances relating to advancement of examination of the said application, to convert the said application into one for patent of utility model or design registration, to demand a trial against rejection of the application or against a decision of dismissal of supplement or amendment, to lodge an administrative petition or a suit from dissatisfaction with an administrative action and to withdraw or abandon the application, opposition, demand, administrative petition or suit, and to perform all other formalities and acts under the provisions concerned to the Patent, Utility Model, Design and Trade Mark Laws of Japan or any Orders issued on the basis thereof, and I (we) hereby appoint said attorney as applicant's administrators to perform all acts necessary for protection of the right established with regard to the above.

Dated this ______ day of _______________, 200__.

                                             NeoMedia Technologies, Inc.


                                             -----------------------------
                                             Signature of Applicant

                Ubertragungserklarung                                       Declaration of Assignment
Der/Die unterzeichnete/n Inhaber des/der folgenden           I/We the undersigned owner of the following protective
Schultzrechte/s bwz.  Anmeldung/en                           right(s)/application(s)

                             00 909 978.9-2201 (Aktenzeichen der Schutrechte eintragen)

ubertrage/n dies emit allen Rechten und Pflichten auf        herewith assign those with all rights and duties to

Und erklrt/en sich gleichzeitig mit der Umschreibung auf     and agree that the assignment is recorded in the Patent
den/die Erwerber einverstanden.                              Office.

Ort/Datum: 4/11/05                                           Place/Date: 4/11/05

/s/ Paul Robinson                                            /s/ Paul Robinson
-----------------                                            -----------------
Unterschrift des/der Abtretenden                             Signature of the assignor

Keine Beglaubigung erforderlich                              Attestation is not required

                                                                       Exhibit C


                     Exceptions to Seller's Representations


1. See PriceGrabber.com Settlement Agreement dated September 23, 2004 as set forth in Form 8-K filed with the Securities and Exchange Commission on March 1, 2005.

2. On November 20, 2002, Seller filed suit against Fullplay Media Systems, Inc. and Trans World Entertainment Corp. for infringement of our U.S. Patent No. 6,430,554, "Interactive System for Investigating Products on a Network", (known as the 554 Patent). The case was filed in the United States District Court for the Southern District of Florida. The Company alleges that certain multimedia kiosk-type listening and viewing stations made, used, and/or sold by the defendants infringes upon the '554 Patent. On March 18, 2003 the parties agreed to settle the case by execution of a license and settlement agreement. On March 24, 2003 the court approved the license and settlement agreement and dismissed the case. Fullplay has filed bankruptcy in the United States bankruptcy court, western district of Washington at Seattle. It has not been determined what effect, if any such filing will have on the agreement.